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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, California Trust 156, Florida Trust 77, New Jersey Trust 130 and New York Trust 160:

  We consent to the use of our report dated February 25, 1997 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG PEAT MARWICK LLP

New York, New York
February 25, 1997